UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2025

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2858 De La Cruz Boulevard

Santa Clara, CA 95050

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00015 par value	PDFS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On March 7, 2025, PDF Solutions, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders who are party to the Credit Agreement and the lenders who may become a party to the Credit Agreement pursuant to the terms thereof (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent to the Lenders (the “Agent”).

The Credit Agreement provides for (a) a revolving credit facility in an aggregate principal amount of $45 million (the “Revolving Credit Facility”) and (b) a term loan facility in an aggregate principal amount of $25 million (the “Term Loan” and together with the Revolving Credit Facility, the “Credit Facilities”).

Borrowings under the Credit Facilities will accrue interest at rates equal, at the Company’s election, to (i) the base rate, which is defined as the highest of (a) the federal funds effective rate in effect from time to time plus 0.50%, (b) the prime commercial lending rate in effect from time to time, and (c) the daily simple secured overnight financing rate (“SOFR”) plus 1.00%. The applicable margin for the Revolving Credit Facility borrowings bearing interest at the alternate base rate ranges from 1.00% to 1.75%, and the applicable margin for Revolving Credit Facility borrowings bearing interest based on the SOFR ranges from 2.00% to 2.75%, in each case, based on the Company’s consolidated total net leverage ratio as of the most recently ended fiscal quarter. The applicable margin for Term Loan borrowings bearing interest at the alternate base rate ranges from 1.00% to 1.75%, and the applicable margin for Term Loan borrowings bearing interest based on the SOFR ranges from 2.00% to 2.75%, in each case, based on the Company’s consolidated total net leverage ratio as of the most recently ended fiscal quarter. The Company will pay an annual commitment fee during the term of the Credit Agreement at a rate per annum equal to 0.50%.

The Credit Agreement contains customary representations and warranties, as well as customary affirmative and negative covenants. Negative covenants include, among others, restrictions on the incurrence of debt, the incurrence of liens, the making of investments and distributions, dividends and stock buy-backs. In addition, the Credit Agreement requires that the Company maintain a consolidated total net leverage ratio of not greater than 3.00 to 1.00, and a consolidated fixed charge coverage ratio of not less than 1.25 to 1.00.

The Credit Agreement contains customary events of default. Upon the occurrence and during the continuance of an event of default, the Agent may declare the outstanding advances and all other obligations under the Credit Agreement immediately due and payable.

The Company will use amounts borrowed under the Credit Facilities to finance, in part, the purchase price payable pursuant to the Purchase Agreement (defined below).

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on February 19, 2025, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Telit IOT Solutions Inc., a Delaware corporation (the “Seller”), and SecureWise LLC, a Delaware limited liability company (the “Target”), pursuant to which the Company agreed to acquire the Seller’s secureWISE business (the “Business”) by means of a purchase of all of the outstanding equity interests of the Target held by the Seller (the “Transaction”).

On March 7, 2025, the Company completed the acquisition of the Business from the Seller pursuant to the Purchase Agreement for a cash purchase price of $130,000,000, subject to customary adjustments in respect of indebtedness, transaction expenses, cash and working capital of the Business, in each case, in accordance with the terms of the Purchase Agreement. The Company financed the Transaction using a combination of cash on hand and borrowings under the Credit Facilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on February 19, 2025, which is incorporated into this report by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Credit Agreement, dated as of March 7, 2025, by and among PDF Solutions, Inc., Wells Fargo Bank, National Association and the lenders who are party to the Agreement and the lenders who may become a party to the Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Forward-Looking Statements

The Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to: the Company’s ability to borrow, and covenants, events of default and the Company’s use of amounts borrowed, under the Credit Facilities; and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms, that are subject to future events and circumstances. Risks and uncertainties that could cause results to differ materially include risks associated with: the effectiveness of the Company’s business and technology strategies; current semiconductor industry trends and competition; rates of adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; cost and schedule of new product development and investments in research and development; the continuing impact of macroeconomic conditions, including inflation, changing interest rates and tariffs, the evolving trade regulatory environment and geopolitical tensions, and other trends impacting the semiconductor industry, the Company’s customers, operations, and supply and demand for its products; supply chain disruptions; the success of the Company’s strategic growth opportunities and partnerships; recent and future acquisitions, strategic alliances and relationships and the Company’s ability to successfully integrate acquired businesses and technologies; whether the Company can successfully convert backlog into revenue; customers’ production volumes under contracts that provide Gainshare; the sufficiency of the Company’s cash resources and anticipated funds from operations; the Company’s ability to obtain additional financing if needed; the Company’s ability to use support and updates for certain open-source software; and other risks and uncertainties discussed in the Company’s periodic public filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2024. All forward-looking statements and information included herein is given as of the filing date of this Current Report on Form 8-K with the SEC and based on information available to the Company at the time of this report and future events or circumstances could differ significantly from these forward-looking statements. Unless required by law, the Company undertakes no obligation to update publicly any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/ Adnan Raza
Adnan Raza
EVP, Finance, and Chief Financial Officer (principal financial and accounting officer)

Dated: March 7, 2025